UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 7, 2005

IKON Office Solutions, Inc.

(Exact name of registrant as specified in its charter)

OHIO	File No. 1-5964	23-0334400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

70 Valley Stream Parkway, Malvern, Pennsylvania 19355

Registrant’s telephone number, including area code: (610) 296-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure.

During a discussion following IKON Office Solutions, Inc.’s (the “Company” or “IKON”) presentation at the Citigroup 12th Annual Global Technology Conference in New York, New York on September 7, 2005, the Company’s management projected IKON’s long-term expense (SG&A) to revenue trends to be below 30% for fiscal 2006, and below 28% by fiscal 2008. A copy of the Company’s presentation is available at http:/www/ikon.com/about/ir/events and an audio replay of the presentation will be accessible on IKON’s website for approximately six months.

Section 8 – Other Events

Item 8.01. Other Events.

On September 8, 2005, the Company issued a press release announcing its launch of a private placement of $225 million aggregate principal amount of senior notes due 2015. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

The following exhibit shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K:

99.1	Press release dated September 8, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.

By:	/s/ KATHLEEN M. BURNS
Kathleen M. Burns
Vice President and Treasurer

Dated: September 8, 2005